UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2015 (February 2, 2015)

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	0-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Seacoast Banking Corporation of Florida (the “Company”) is filing this Amendment No. 1 to amend the Company's Current Report on Form 8-K filed on February 2, 2015 (the “Original Form 8-K”) in order to correct certain estimated items in the press release issued by the Company on January 27, 2015 and attached to the Original Form 8-K as Exhibit 99.1 announcing financial results for the three months and year ended December 31, 2014 (the “Original Press Release”).

The Company discovered that certain estimated capital ratios included in the Original Press Release were incorrect. For the period ended December 31, 2014, the capital ratios for the Company are included below:

“Tier 1 capital ratio is estimated at 15.4% and the total risk based capital ratio was 16.3% at December 31, 2014.  The tier 1 leverage ratio is estimated at 10.3% at December 31, 2014, compared to 11.3% at September 30, 2014 and 9.6% the prior year.”

The press release, amended to reflect the corrected capital ratios, is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Current Report on Form 8-K/A, including the attached exhibit, is being furnished as provided in General Instruction B.2 to Form 8-K, to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore the information contained in this Current Report on Form 8-K/A shall not be deemed to be incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K/A:

Exhibit No.	Description
99.1	Press Release, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ William R. Hahl
William R. Hahl
Executive Vice President & Chief Financial Officer

Date:  February 11, 2015